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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Wisconsin Energy Corporation of our reports dated January 25, 1999 on the consolidated financial statements of WICOR, Inc. and subsidiaries included in and incorporated by reference in the Annual Report on Form 10-K of WICOR, Inc. for the year ended December 31, 1998, and to all references to our Firm included in this Form S-4 Registration Statement.

                                                   /s/ Arthur Andersen LLP

                                                   ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
September 9, 1999